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                                                                   Exhibit 10.17

                  NOTE AND WARRANT CANCELLATION AGREEMENT

     WHEREAS, Monolithic System Technology, Inc. (the "Company") and Berg & Berg Enterprise, Inc. (the "Purchaser") entered into the Subordinated Note and Warrant Purchase Agreement dated June 18, 1996 (the "Note and Warrant Agreement");

     WHEREAS, in connection with the Note and Warrant Agreement, the Company and Purchaser also entered into the Common Stock Purchase Warrant Agreement dated June 18, 1996 (the "Warrant") for the purchase of up to 76,923 shares of Common Stock;

     WHEREAS, in connection with the Note and Warrant Agreement, the Company issued to the purchaser the 8.25% Subordinated Note dated June 18, 1996 in the principal amount of 1,000,000.00 (the "Note");

     WHEREAS, in connection with this Note and Warrant Cancellation Agreement dated May 30, 1998 the "Cancellation Agreement"), the Company and the Purchaser entered into the Series F Preferred Stock Purchase Agreement (the "Series F Agreement") pursuant to which the Purchaser shall purchase a certain number of shares of Series F Preferred Stock issued by the Company together with warrants for the purchase of additional shares of Common Stock (the Series F Warrants");

     WHEREAS, the payment of the purchase price for the shares of the Series F Preferred Stock and the Series F Warrants by the Purchaser pursuant to the Series F Agreement shall be effected by cancellation of the Warrant and cancellation of the Note by the Purchaser upon completion of the transaction contemplated by the Series F Agreement.

     NOW, THEREFORE, the consideration of the foregoing and the mutual covenants contained herein, the Company and the Purchaser agree as follows:

     1. Effective upon completion of the transaction contemplated by the Series F Agreement (the "Cancellation Date"), the Purchaser hereby cancels the Note including the principal amount of $1,000,000.00 and all accrued but unpaid interest through the Cancellation Date in the amount of $78,205.48.

     2. The Purchaser shall have no rights to receive any further payment from the Company pursuant to the terms of the Note, and all amounts payable under terms of the Note shall be deemed to have been paid in full by the Company to the Purchaser as of the Cancellation Date.

     3. The Purchaser shall, as soon as practical after the Cancellation Date, return the Company the original Note which has been marked on its face "canceled - paid in full".

     4. The Company accepts cancellation of the Note, including the principal plus all accrued but unpaid interest through the Cancellation Date and cancellation of the Warrant, as payment of the purchase price of the shares of the Series F Preferred Stock purchased by the Purchaser pursuant to the terms of the Series F Agreement.

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     5.   The Purchaser and the Company hereby cancel and terminate the Warrant as of the Cancellation Date.

     6. Neither the Purchaser nor the Company shall have any further rights or obligations under the terms of the Warrant as of the Cancellation Date.

     7. This Cancellation Agreement shall be governed and construed in accordance with the laws of the State of California as applied to agreements between California residents entered into and to be performed entirely in California.

     8. This Cancellation Agreement and the other documents delivered hereto (including the Series F Agreement and the exhibits thereto) constitute the entire understanding and agreement between the Company and the Purchaser with regard to the subjects hereof and thereof. Neither this Cancellation Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

     9. In any litigation, arbitration, or court proceeding between the Company and the Purchaser relating hereto, the prevailing party shall be entitled to reasonable attorney's fees and expenses incurred in enforcing this Cancellation Agreement.

     10. This Cancellation Agreement may be executed in any number of counterparts.

     In witness whereof, the parties have executed this Cancellation Agreement as of the Cancellation Date.

"Company"                          Monolithic System Technology, Inc.
                                   a California corporation

                                   1020 Stewart Drive
                                   Sunnyvale, CA  94086

                                   By:
                                      ---------------------------------
                                      Wayne B. Snyder
                                      Vice President - Finance & Administration
                                      Chief Financial Officer

"Purchaser"                        By:
                                      ---------------------------------
                                   Print Name:
                                              -------------------------
                                   Title:
                                          -----------------------------
                                   Address:
                                           ----------------------------

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